Exhibit 4(c)

OVERDRAFT PROTECTION AGREEMENT

SECURITY AGREEMENT AND ASSIGNMENT

This Agreement covers the Overdraft Protection Credit Line

has with 1st Franklin Financial Corporation.  In this Agreement, the individual(s) named above will be referred to as “you” and “your”.  1st Franklin Financial Corporation will be referred to as “we”, “our” and “us”.

STATEMENT OF PURPOSE:  You have purchased a Senior Demand Note from us, and have under a separate Senior Demand Note Check Redemption Agreement, elected to use the check redemption option and the other services provided under that Agreement.  In order to avoid any possible overdraft service charges authorized under the Senior Demand Note Check Redemption Agreement, you are herewith establishing an Overdraft Protection Credit Line.

CREDIT LIMIT AND AUTOMATIC CREDIT REQUEST:  This credit line provides overdraft protection to you, subject to a maximum amount of  $_______________________________.  You are requesting that we automatically pay any overdrafts incurred under the Senior Demand Note Check Redemption Agreement, with an advance from your Overdraft Protection Credit Line.  You agree that any such advance is a loan and is subject to the payment and FINANCE CHARGE provisions of this Agreement.  A daily transfer fee of $2.00 will be charged on each day funds are advanced.

PROMISE TO PAY:  You promise to pay all loans and advances outstanding under this Agreement, plus any applicable FINANCE CHARGE.

PAYMENTS:  You may pay part or all of the loans advanced to you at any time.  We require a minimum monthly payment of 3% of the unpaid principal balance of your account or $25.00, whichever is greater, at the end of the billing period.  Payments are due no later than one month from the closing date of the billing period.  The full balance of your credit line plus any applicable finance charge will be due and payable at the maturity of the investment securities, upon redemption of said investment securities, whichever is earlier.

FINANCE CHARGE:  For each billing period during which you have loans outstanding, we will compute a FINANCE CHARGE.  There is no date by which, or period within which, payment may be made to avoid additional FINANCE CHARGES.  FINANCE CHARGES begin on any loan on the day it is advanced from your Overdraft Protection Credit Line.  We figure the FINANCE CHARGE on your account by applying the periodic rate to the “average daily balance” of your account including current transactions.  To get the “average daily balance” we take the beginning balance of your account each day, add any new advances/loans, and subtract any payments or credits.  This gives us the daily balance.  Then, we add up all the daily balances for the billing period and divide the total by the number of days in the billing period.  This gives us the “average daily balance.”

PERIODIC RATE:  The daily periodic rate used in computing the FINANCE CHARGE will be 0.0438%; corresponding 16% ANNUAL PERCENTAGE RATE.

STATEMENTS:  Each month, we will mail you a statement showing your current balance and other pertinent information concerning your Overdraft Protection Credit Line.

TERMINATION:  This Agreement will automatically terminate upon redemption of all or any part of the investment securities listed as security in the Security Agreement and Assignment provision of this Agreement.  Either party may terminate this Agreement at any other time by notifying the other in writing.  You understand that if this Agreement is terminated by either party, all outstanding loans, plus applicable FINANCE CHARGES will become due and payable immediately.  If this Agreement is terminated, we may deduct the entire amount due hereunder from your Investment Securities.

DEFAULT:  If you fail to make the minimum monthly payment, when due, or fail to do anything required of you by this Agreement, or if you become the subject of any bankruptcy or insolvency proceeding, you will be in default, and we may demand payment of the entire amount due under this Agreement.

REMEDIES AFTER DEFAULT:  If you do not pay the full amount due after default, we may, without notice, deduct any amount owing under this Agreement from the amount we owe you on the investment securities you are pledging to us as security.  If there is any balance remaining after applying the results of the redemption of your investment securities, you will be responsible for payment of such balance, and we have the right to proceed with whatever lawful methods are necessary to effect the collection.  If we start collection proceedings, you agree to pay all actual expenditures, including reasonable attorney’s fees.

JOINT INVESTORS:  If your investment securities are listed on our books in such a way as to require signature of any one of you prior to redemption, each of you must sign this Agreement.  You agree, however, that any one of you by writing a check that caused an overdraft is requesting a loan under this credit line without approval and signature from the others.

QUESTIONS AND BILLING ERRORS:  Please read the attached Billing Errors Notice concerning your rights regarding billing errors.

NO ASSIGNMENT:  You agree that you will not attempt to assign or transfer your rights or obligations under this Agreement and that any assignment will be null and void.

SECURITY AGREEMENT AND ASSIGNMENT:  To secure the payment of any advances or amounts owing under this Overdraft Protection Agreement you hereby sell, assign and transfer to us the following Investment Securities:

Name(s) Listed on Investment Security:		Name(s) Listed on Investment Security:
	Acct. #		Acct. #
	Issue Date		Issue Date
	Amt. Pledged $		Amt. Pledged $

ACKNOWLEDGEMENT AND SIGNATURES

When you sign below, each of you is acknowledging that you understand and agree to all of the terms of this Agreement. You also acknowledge receipt of a copy. Executed this

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1st FRANKLIN FINANCIAL CORPORATION

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1st FRANKLIN FINANCIAL CORPORATION

YOUR BILLING RIGHTS

KEEP THIS NOTICE FOR FUTURE USE

This notice contains important information about your rights and our responsibilities under the Fair Credit Billing Act.

Notify Us in Case of Errors or Questions About Your Bill:

If you think your bill is wrong, or if you need more information about a transaction on your bill, write us at the address listed on your bill.  Write to us as soon as possible.  We must hear from you no later than 60 days, after we sent you the first bill, on which the error or problem appeared.  You can telephone us, but doing so will not preserve your rights.

In your letter, give us the following information:

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Your name and account number.

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The dollar amount of the suspected error.

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Describe the error and explain, if you can, why you believe there is an error.  If you need more information, describe the item you are not sure about.

Your Rights and Our Responsibilities After We Receive Your Written Notice:

We must acknowledge your letter within 30 days, unless we have corrected the error by then.  Within 90 days, we must either correct the error or explain why we believe the bill was correct.

After we receive your letter, we cannot try to collect any amount you question, or report you as delinquent.  We can continue to bill you for the amount you question, including finance charges, and we can apply any unpaid amount against your credit limit.  You do not have to pay any questioned amount while we are investigating, but you are still obligated to pay the parts of your bill that are not in question.

If we find that we made a mistake on your bill, you will not have to pay any finance charges related to any questioned amount.  If we didn’t make a mistake, you may have to pay finance charges, and you will have to make up any missed payments on the questioned amount.  In either case, we will send you a statement of the amount you owe and the date that it is due.

If you fail to pay the amount that we think you owe, we may report you as delinquent.  However, if our explanation does not satisfy you and you write to us within ten days telling us that you still refuse to pay, we must tell anyone we report you to that you have a question about your bill.  And, we must tell you the name of anyone we reported you to.  We must tell anyone we report you to that the matter has been settled between us when it finally is.

If we don’t follow these rules, we can’t collect the first $50 of the questioned amount, even if your bill was correct.